As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2902449
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Address of Principal Executive Offices) (Zip Code)

Hologic, Inc. 2008 Equity Incentive Plan

Hologic, Inc. 2008 Employee Stock Purchase Plan

(Full Title of the Plan)

John W. Cumming

Chief Executive Officer

Hologic, Inc.

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Name and Address of Agent For Service)

Copies to:

Philip J. Flink, Esquire

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, Massachusetts 02111

781-999-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)		Proposed Maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share (“Common Stock”)	20,000,000	(3)	$21.82	$436,400,000	$17,150.52
Common Stock	400,000	(4)	$21.82	$8,728,000	$343.01
Rights to Purchase Preferred Stock (5)	20,400,000
Total Shares of Common Stock	20,400,000		$21.82	$445,128,000	$17,493.53

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 45(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the registrant’s common stock on May 6, 2008, as reported by the Nasdaq Global Select Market.
(3)	To be issued pursuant to the Registrant’s 2008 Equity Incentive Plan.
(4)	To be issued pursuant to the Registrant’s 2008 Employee Stock Purchase Plan.
(5)	Pursuant to the Hologic Amended and Restated Rights Agreement entered into on April 2, 2008, one right (each a “Right”) is deemed to be delivered with each share of common stock issued by the Registrant. The Rights currently are not separately transferable apart from the common stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

EXPLANATORY NOTE

The Company effected a two-for one stock split in the form of a dividend of one share of common stock for each share of common stock outstanding as of March 21, 2008. The distribution date of such stock dividend was April 2, 2008. The number of shares registered pursuant to this registration statement reflect the stock split.

As a result of this stock dividend, all outstanding awards under the Company’s equity incentive plans for which the underlying shares of common stock have been previously registered with the SEC, have also been adjusted to reflect the stock split. The Registration Statements covering the shares issuable under such plans provides for an automatic adjustment in the shares registered as a result of stock dividends and stock splits. Such plans, under which no further awards can be made, include:

(i) the Hologic, Inc. 1986 Combination Stock Option Plan (Registration Statements on Form S-8 No. 33-35191 and No. 33-87792 );

(ii) the Hologic, Inc. 1990 Non-Employee Director Stock Option Plan (Registration Statements on Form S-8 No. 33-47830 and No. 33-35191);

(iii) the Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan and Savings and Investment Plan (Registration Statements on Form S-8 No. 33-87792 and No. 33-11849);

(iv) the Fluoroscan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan (Registration Statement on Form S-8 No. 33-11853);

(v) the Hologic, Inc. 1990 Combination Stock Option Plan (Registration Statement on Form S-8 No. 33-11849);

(vi) the Hologic, Inc. 1997 Employee Equity Incentive Plan (Registration Statements on Form S-8 No. 333-34003, No. 333-34634 and No. 333-79167);

(vii) the Hologic, Inc. 2000 Acquisition Equity Incentive Plan and the Hologic, Inc. 2000 Employee Stock Purchase Plan (Registration Statement on Form S-8 No. 333-60046);

(viii) the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan (Registration Statements on Form S-8 No. 333-79167, No. 333-60046, No. 333-112222, No. 333-121111 and No. 333-130170);

(ix) the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan (Registration Statements on Form S-8 No 333-139341 and No. 333-146887); and

(x) the Cytyc Corporation 1995 Stock Plan, the Cytyc 1995 Non-Employee Director Stock Option Plan, the Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc., the Cytyc Corporation 2001 Non-Employee Director Stock Plan and the Cytyc Corporation 2004 Omnibus Stock Plan (Registration Statement on Form S-8 No. 333-146887).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*	The documents containing the information specified in Part I will be sent or given to Participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note of Part I of the Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by Hologic, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

The following documents are incorporated by reference into this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 as filed with the SEC on November 27, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2007, filed with the SEC on February 7, 2008 and as amended on Form 10-Q/A, filed with the SEC on February 12, 2008;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2008, filed with the SEC on May 8, 2008;

(d)	Current Reports on Form 8-K filed with the SEC on October 9, 2007, October 10, 2007, October 11, 2007, October 22, 2007, December 3, 2007, December 5, 2007, December 10, 2007, January 17, 2008, January 22, 2008, January 31, 2008, March 11, 2008, March 24, 2008, April 3, 2008 and May 8, 2008;

(e)	Current Reports on Form 8-K/A filed with the SEC on October 23, 2007 and November 30, 2007;

(f)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A, filed with the SEC on January 31, 1990; and

(g)	The description of the Registrant’s preferred share rights contained in the registration statement on Form 8-A, filed with the SEC on December 4, 2002, and as amended on Form 8-A/A, filed with the SEC on May 21, 2007 and as further amended on Form 8-A/A, filed with the SEC on April 3, 2008.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and any related exhibits furnished under Item 9.01 of Form 8-K are not incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and any related exhibits furnished under Item 9.01 of Form 8-K, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Ten of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant’s directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s Second Amended and Restated Bylaws, as further amended, provide that the Registrant shall indemnify any person who is or was a director, officer or employee of the Registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant’s bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant also maintains directors’ and officers’ liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number
3.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

3.2	Certificate of Amendment to Incorporation of the registrant filed on May 14, 1996 as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q (SEC File No. 000-18281) for the quarter ended March 30, 1996.**

3.3	Certificate of Amendment to Certificate of Incorporation of the registrant filed on December 6, 2005 as Exhibit 3.03 to the registrant’s Annual Report on Form 10-K (SEC File No. 000-18281) for the fiscal year ended September 24, 2005.**

3.4	Certificate of Amendment to Certificate of Incorporation of the registrant filed on October 22, 2007 as Exhibit 3.01 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.5	Certificate of Amendment to Certificate of Incorporation of the registrant filed on March 11, 2008 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.6	Second Amended and Restated By-Laws of the registrant filed on October 23, 2007 as Exhibit 3.2 to the registrant’s Current Report on 8-K/A (SEC File No. 000-18281).**

3.7	Amendment to the Amended and Restated By-Laws of the registrant filed on March 11, 2008 as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.8	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

3.9	Amended and Restated Certificate of Designations filed as Exhibit 3.06 to the registrant’s amendment to the Registration Statement on Form 8-A/A filed with the Commission on April 3, 2008.**

4.1	Amended and Restated Rights Agreement dated as of April 2, 2008 filed as Exhibit 4.1 to the registrant’s amendment to the Registration Statement on Form 8-A/A filed with the Commission on April 3, 2008.**

5.1	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

10.1	2008 Equity Incentive Plan filed on March 11, 2008 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

10.2	2008 Employee Stock Purchase Plan.**

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP, included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

*	Filed herewith
**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9.	REQUIRED UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 9th day of May, 2008.

HOLOGIC, INC.

By:	/s/ John W. Cumming
John W. Cumming
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Glenn P. Muir and John W. Cumming and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John W. Cumming	Director and	May 9, 2008
John W. Cumming	Chief Executive Officer (Principal Executive Officer)

/s/ Patrick J. Sullivan	Chairman of the Board	May 9, 2008
Patrick J. Sullivan

/s/ Glenn P. Muir	Director, Executive Vice President,	May 9, 2008
Glenn P. Muir	Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

/s/ Robert H. Lavallee	Senior Vice President,	May 9, 2008
Robert H. Lavallee	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sally W. Crawford	Director	May 9, 2008
Sally W. Crawford

/s/ David R. LaVance, Jr.	Director	May 9, 2008
David R. LaVance, Jr.

/s/ Nancy L. Leaming	Director	May 9, 2008
Nancy L. Leaming

/s/ Daniel J. Levangie	Director	May 9, 2008
Daniel J. Levangie

/s/ Lawrence M. Levy	Director	May 9, 2008
Lawrence M. Levy

/s/ C. William McDaniel	Director	May 9, 2008
C. William McDaniel

/s/ Elaine S. Ullian	Director	May 9, 2008
Elaine S. Ullian

/s/ Wayne Wilson	Director	May 9, 2008
Wayne Wilson

INDEX TO EXHIBITS

Exhibit Number
3.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

3.2	Certificate of Amendment to Incorporation of the registrant filed on May 14, 1996 as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q (SEC File No. 000-18281) for the quarter ended March 30, 1996.**

3.3	Certificate of Amendment to Certificate of Incorporation of the registrant filed on December 6, 2005 as Exhibit 3.03 to the registrant’s Annual Report on Form 10-K (SEC File No. 000-18281) for the fiscal year ended September 24, 2005.**

3.4	Certificate of Amendment to Certificate of Incorporation of the registrant filed on October 22, 2007 as Exhibit 3.01 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.5	Certificate of Amendment to Certificate of Incorporation of the registrant filed on March 11, 2008 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.6	Second Amended and Restated By-Laws of the registrant filed on October 23, 2007 as Exhibit 3.2 to the registrant’s Current Report on 8-K (SEC File No. 000-18281).**

3.7	Amendment to the Amended and Restated By-Laws of the registrant filed on March 11, 2008 as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

3.8	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

3.9	Amended and Restated Certificate of Designations filed as Exhibit 3.06 to the registrant’s amendment to the Registration Statement on Form 8-A/A filed with the Commission on April 3, 2008**

4.1	Amended and Restated Rights Agreement dated as of April 2, 2008 filed as Exhibit 4.1 to the registrant’s amendment to the Registration Statement on Form 8-A/A filed with the Commission on April 3, 2008**

5.1	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

10.1	2008 Equity Incentive Plan filed on March 11, 2008 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

10.2	2008 Employee Stock Purchase Plan**

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP, included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

*	Filed herewith
**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.